Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Treasury & Investor Relations
203-363-7329
www.craneco.com

Crane Company Reports Fourth Quarter 2023 Results, Provides 2024 Guidance, and Raises Annual Dividend by 14%

Fourth Quarter 2023 Highlights
•Earnings from continuing operations per diluted share (EPS) of $0.86 and adjusted EPS of $0.90.
•Core year-over-year sales growth of 5% and core year-over-year backlog growth of 8%.
•Year-over-year growth in operating profit from continuing operations of 38%, and year-over-year growth in adjusted operating profit from continuing operations of 14%.
•Introducing 2024 adjusted EPS guidance of $4.55-$4.85 reflecting 10% growth compared to 2023 adjusted EPS.
•Declaring first quarter 2024 dividend of $0.205 per share, and raising the annual dividend by 14% to $0.82 per share.
•Demonstrated significant progress on capital deployment and acquisition strategy with the October 2023 acquisition of Baum lined piping GmbH and the January 2024 acquisition of Vian Enterprises, Inc.

STAMFORD, CONNECTICUT - January 29, 2024- Crane Company ("Crane," NYSE: CR) today announced its financial results for the fourth quarter of 2023 and provided guidance for 2024.
Max Mitchell, Crane's President and Chief Executive Officer, stated: “Crane delivered yet another impressive quarter, with continued evidence of differentiated execution and accelerating results from growth initiatives. Throughout the year, we had strong operational performance across all businesses with 2023 financial highlights including record adjusted segment operating margins at Process Flow Technologies of 19.9%, a record backlog of $701 million at Aerospace & Electronics, and 7% core sales growth driving a 28% increase in adjusted operating profit from continuing operations.”
Mr. Mitchell added: “During the fourth quarter, we also made additional progress on our capital deployment plans with the previously announced acquisition of Vian Enterprises by our Aerospace & Electronics segment, following the October Process Flow Technologies acquisition of Baum lined piping GmbH. Both acquisitions meet all of our strategic and financial criteria, and both strengthen our product and technology portfolio. We have a robust pipeline of similar M&A opportunities that we will continue to pursue in 2024, and we are confident that we will continue to drive shareholder value creation through further capital deployment.”
Mr. Mitchell concluded: “We remain very excited about our opportunities and prospects in the quarters and years ahead. Our outlook for 2024 reflects our strong positioning and the momentum we are seeing across our businesses balanced with continued mixed demand signals in certain industrial markets. Consistent with our customary convention, our initial 2024 adjusted EPS guidance of $4.55-$4.80 reflects what we have confidence in delivering, and reflects solid 10% adjusted EPS growth at the midpoint. We believe there may be potential upside to that range from further easing of Aerospace & Electronics supply chain constraints, stronger than expected demand at Process Flow Technologies, and further capital deployment options.”
Fourth Quarter 2023 Results From Continuing Operations
Fourth quarter 2023 GAAP earnings from continuing operations per diluted share (EPS) was $0.86, and adjusted EPS was $0.90.
Fourth quarter sales increased 10%, with 5% core sales growth, a 3% benefit from the Baum acquisition, and a 1% benefit from favorable foreign exchange. Operating profit from continuing operations of $67 million increased 38% from $49 million in the prior year. Adjusted operating profit from continuing operations of $75 million increased 14% from the prior year.
Summary of Fourth Quarter 2023 Results from Continuing Operations

	Fourth Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$533	$486	$47	10%
Core sales			26	5%
Baum acquisition			15	3%
Foreign exchange			5	1%

Operating profit	$67	$49	$18	38%
Adjusted operating profit*	$75	$65	$9	14%

Operating profit margin	12.6%	10.0%		260bps
Adjusted operating profit margin*	14.0%	13.5%		50bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow, Financing Activities and Other Financial Metrics
During the fourth quarter of 2023, cash provided by operating activities from continuing operations was $160 million, capital expenditures were $13 million, and free cash flow (cash provided by operating activities less capital spending) was $147 million. Adjusted free cash flow (free cash flow excluding transaction-related cash outflows) was $152 million. (Please see the attached non-GAAP Financial Measures tables.)
As of December 31, 2023, the Company's cash balance was $330 million with total debt of $249 million.
Subsequent to the end of the fourth quarter, on January 2, 2024, the Company borrowed $100 million under its existing revolving credit facility, and on the same day, the Company completed the acquisition of Vian Enterprises, Inc. for approximately $103 million on a cash-free and debt-free basis.

Rich Maue, Crane Executive Vice President and Chief Financial Officer, added: "Following the Vian acquisition, our net debt to EBITDA is less than 0.1x. That very low leverage level, paired with consistently robust free cash flow generation, gives us substantial financial flexibility for further capital deployment. We are very pleased with the progress we have made to date with the integration of both the Baum and Vian transactions, further reinforcing our lengthy track record as a successful acquirer. We will deploy our capital with the same strict financial and strategic discipline that we have always employed, and we see numerous opportunities for similar value-creating acquisitions to further accelerate our growth, with the ability to generate enhanced returns given our lengthy track record of successful acquisition integration and synergy generation."
Fourth Quarter 2023 Segment Results
All comparisons detailed in this section refer to operating results for the fourth quarter 2023 versus the fourth quarter 2022.
Aerospace & Electronics

	Fourth Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$213	$181	$31	17%

Operating profit	$43	$36	$7	20%
Adjusted operating profit*	$43	$37	$6	15%

Operating profit margin	20.2%	19.8%		40bps
Adjusted operating profit margin*	20.2%	20.6%		(40bps)
*Please see the attached Non-GAAP Financial Measures tables
Sales of $213 million increased 17% compared to the prior year. Operating profit margin of 20.2% increased 40 basis points from last year, primarily reflecting higher volumes, productivity, and the non-repeat of certain repositioning expenses, partially offset by higher engineering expense. Adjusted operating profit margin of 20.2% declined 40 basis points from last year. Aerospace & Electronics' order backlog was $701 million as of December 31, 2023 compared to $613 million as of December 31, 2022, and $678 million as of September 30, 2023.

Process Flow Technologies

	Fourth Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$272	$252	$20	8%
Core sales			(1)	—%
Foreign exchange			5	2%
Baum acquisition			15	6%

Operating profit	$43	$37	$6	16%
Adjusted operating profit*	$46	$41	$5	13%

Operating profit margin	16.0%	14.8%		120bps
Adjusted operating profit margin*	17.0%	16.1%		90bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $272 million increased 8%, driven by a 6% benefit from the Baum acquisition a 2% benefit from favorable foreign exchange, partially offset by slightly negative core growth. Operating profit margin increased 120 basis points to 16.0% driven by strong pricing and productivity, partially offset by lower volumes and unfavorable mix. Adjusted operating profit margin increased 90 basis points to 17.0%. Process Flow Technologies order backlog was $379 million at December 31, 2023 compared to $369 million as of December 31, 2022, and $353 million as of September 30, 2023. Order backlog at December 31, 2023 included $12 million related to the Baum acquisition.
Engineered Materials

	Fourth Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$49	$52	$(4)	(7%)

Operating profit	$5	$6	$(1)	(22%)
Adjusted operating profit*	$5	$6	$(2)	(27%)

Operating profit margin	9.3%	11.0%		(170bps)
Adjusted operating profit margin*	9.3%	11.8%		(250bps)
*Please see the attached Non-GAAP Financial Measures tables
Sales of $49 million decreased 7% compared to the prior year. Operating profit margin declined 170 basis points to 9.3%. Adjusted operating profit margin declined 250 basis points to 9.3%.
Introducing 2024 Guidance
We are introducing full year 2024 EPS guidance in a range of $4.55-$4.85, and free cash flow (operating cash flow less capital expenditures) guidance of $240-$265 million.

Key assumptions for our guidance include:
•Sales of approximately $2.25 billion, up 8% compared to 2023 driven by core sales growth of approximately 3% to 5% (10% at Aerospace & Electronics, and flat at Process Flow Technologies and Engineered Materials) and an acquisition benefit of approximately 4% (4.5% at each Aerospace & Electronics and Process Flow Technologies).
•Operating margins of approximately 20.1%
•Corporate cost of ~$75 million
•Net non-operating expense of ~$20 million
•Tax rate of ~23.5%
•Diluted shares of ~58 million
Additional details of our outlook and guidance are included in the presentation that accompanies this earnings release available on our website at www.craneco.com in the "investors" section.

Declaring First Quarter Dividend

Crane's Board of Directors has declared a 14% increase in the Company's quarterly dividend, to $0.205 per share, from $0.18 per share. The regular quarterly dividend of $0.205 per share for the first quarter of 2024 is payable on March 13, 2024 to shareholders of record as of February 29, 2024.

Additional Information
Crane Company operated as part of Crane Holdings, Co. for the entire first quarter of 2023 prior to completion of the separation transaction on April 3, 2023. Crane Holdings, Co.'s (now renamed Crane NXT, Co.) results are now reflected as the historical results of Crane Company, with the Payment & Merchandising Technologies segment presented as discontinued operations. Certain current year year-to-date and prior year quarterly and year-to-date non-GAAP information is not presented due to this change in reporting methodology.
Conference Call
Crane has scheduled a conference call to discuss the fourth quarter financial results on Tuesday, January 30, 2024 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.
About Crane Company

Crane Company has delivered innovation and technology-led solutions to its customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process flow industry end markets. The Company is comprised of two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies, as well as the Engineered Materials segment. Crane has approximately 7,000 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s portfolio composition and its relationship with Crane NXT, Co. following the business separation; benefits and synergies of the separation transaction; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the COVID-19 pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies and Engineered Materials; the ability and willingness of Crane Company and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the information statement filed as an exhibit to Crane’s registration statement on Form 10. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.
(Financial Tables Follow)
Source: Crane Company

CRANE COMPANY
Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales:
Aerospace & Electronics	$212.8	$181.5	$789.3	$667.3
Process Flow Technologies	271.5	252.0	1,072.8	1,109.4
Engineered Materials	48.6	52.4	224.3	258.3
Total net sales	$532.9	$485.9	$2,086.4	$2,035.0

Operating profit:
Aerospace & Electronics	$42.9	$35.9	$159.0	$120.3
Process Flow Technologies	43.4	37.3	208.5	168.2
Engineered Materials	4.5	5.8	33.4	32.6
Corporate	(23.9)	(30.4)	(117.1)	(120.8)
Loss on divestiture of asbestos-related assets and liabilities	—	—	—	(162.4)
Total operating profit	$66.9	$48.6	$283.8	$37.9

Interest income	$1.9	$0.9	$5.1	$3.2
Interest expense	(6.0)	(5.7)	(22.7)	(10.1)
Gain on sale of business	—	—	—	232.5
Miscellaneous income (expense), net	1.3	(12.7)	0.8	7.9
Income from continuing operations before income taxes	64.1	31.1	267.0	271.4
Provision for (benefit from) income taxes	14.7	(8.7)	63.2	99.8
Net income from continuing operations attributable to common shareholders	49.4	39.8	203.8	171.6
Income from discontinued operations, net of tax	—	57.4	52.1	229.5
Net income attributable to common shareholders	$49.4	$97.2	$255.9	$401.1

Earnings per diluted share from continuing operations	$0.86	$0.70	$3.54	$3.00
Earnings per diluted share from discontinued operations	—	1.01	0.91	4.01
Earnings per diluted share	$0.86	$1.71	$4.45	$7.01

Average diluted shares outstanding	57.6	56.9	57.5	57.2
Average basic shares outstanding	56.9	56.2	56.7	56.4

Supplemental data:
Cost of sales	$339.1	$310.8	$1,281.4	$1,321.4
Selling, general & administrative	126.9	126.5	521.2	513.3
Transaction related expenses (a)	6.3	11.9	42.8	48.3
Repositioning related charges, net (a)	1.4	4.9	3.5	8.7
Depreciation and amortization (a)	11.0	9.3	39.3	39.5
Stock-based compensation expense (a)	6.3	5.7	28.2	21.3

(a) Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE COMPANY
Condensed Balance Sheets
(unaudited, in millions)

	December 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$329.6	$427.0
Accounts receivable, net	306.4	269.7
Inventories, net	353.1	294.2
Other current assets	101.7	135.1
Current assets of discontinued operations	—	625.9
Total current assets	1,090.8	1,751.9

Property, plant and equipment, net	270.5	248.3
Other assets	224.6	195.6
Goodwill	747.7	690.9
Long-term assets of discontinued operations	—	1,504.9
Total assets	$2,333.6	$4,391.6

Liabilities and Equity
Current liabilities
Short-term borrowings	$—	$399.6
Accounts payable	179.1	179.2
Accrued liabilities	273.7	260.5
Income taxes	14.3	34.2
Current liabilities of discontinued operations	—	614.7
Total current liabilities	467.1	1,488.2

Long-term debt	248.5	—
Long-term deferred tax liability	37.1	55.3
Other liabilities	220.6	217.2
Long-term liabilities of discontinued operations	—	726.9
Total liabilities	973.3	2,487.6
Total equity	1,360.3	1,904.0
Total liabilities and equity	$2,333.6	$4,391.6

CRANE COMPANY
Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Operating activities:
Net income from continuing operations attributable to common shareholders	$49.4	$39.8	$203.8	$171.6
Non-cash loss on divestiture of asbestos-related assets and liabilities	—	—	—	148.9
Gain on sale of business	—	—	—	(232.5)
Gain on sale of property	—	(2.8)	—	(2.8)
Depreciation and amortization	11.0	9.3	39.3	39.5
Stock-based compensation expense	6.3	5.7	28.2	21.3
Defined benefit plans and postretirement cost	4.2	9.8	11.2	1.0
Deferred income taxes	(24.0)	9.2	(21.5)	10.7
Cash provided by (used for) operating working capital	115.9	83.5	(49.5)	(30.3)
Defined benefit plans and postretirement contributions	(2.2)	(2.3)	(18.3)	(19.0)
Environmental payments, net of reimbursements	(0.9)	(0.4)	(3.9)	(5.8)
Asbestos related payments, net of insurance recoveries	—	—	—	(29.3)
Divestiture of asbestos-related assets and liabilities	—	—	—	(550.0)
Other	—	(4.8)	4.3	15.2
Total provided by (used for) operating activities from continuing operations	159.7	147.0	193.6	(461.5)
Investing activities:
Payments for acquisitions, net of cash acquired	(90.5)	—	(90.5)	—
Capital expenditures	(13.0)	(12.6)	(42.7)	(37.1)
Proceeds from sale of business	—	—	—	318.1
Other investing activities	0.1	4.3	0.7	4.3
Total (used for) provided by investing activities from continuing operations	(103.4)	(8.3)	(132.5)	285.3
Financing activities:
Dividends paid	(10.3)	(26.4)	(57.3)	(105.9)
Reacquisition of shares on open market	—	—	—	(203.7)
Stock options exercised, net of shares reacquired	6.1	13.1	21.8	16.2
Debt issuance costs	(1.5)	—	(9.0)	—
Proceeds from term facility	—	—	300.0	—
Proceeds from term facility of discontinued operations	—	—	350.0	399.4
Repayment of term loans	(1.8)	—	(450.6)	—
Distribution of Crane NXT, Co.	—	—	(578.1)	—
Total (used for) provided by financing activities from continuing and discontinued operations	(7.5)	(13.3)	(423.2)	106.0
Discontinued operations:
Total provided by operating activities	—	79.4	34.6	309.9
Total used for investing activities	—	(9.1)	(4.1)	(21.3)
Increase in cash and cash equivalents from discontinued operations	—	70.3	30.5	288.6
Effect of exchange rate on cash and cash equivalents	7.0	23.3	3.6	(39.4)
Increase (decrease) in cash and cash equivalents	55.8	219.0	(328.0)	179.0
Cash and cash equivalents at beginning of period (a)	273.8	438.6	657.6	478.6
Cash and cash equivalents at end of period	329.6	657.6	329.6	657.6
Less: Cash and cash equivalents of discontinued operations	—	230.6	—	230.6
Cash and cash equivalents of continuing operations at end of period	$329.6	$427.0	$329.6	$427.0
(a) Includes cash and cash equivalents of discontinued operations.

CRANE COMPANY
Order Backlog
(unaudited, in millions)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Aerospace & Electronics	$700.9	$677.9	$675.1	$644.8	$613.1
Process Flow Technologies(a)	379.0	352.9	352.9	363.0	368.8
Engineered Materials	11.3	14.6	14.5	16.8	16.2
Total backlog	$1,091.2	$1,045.4	$1,042.5	$1,024.6	$998.1
(a) Includes $11.5 million of backlog as of December 31, 2023, pertaining to the Baum acquisition.

CRANE COMPANY
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2023		2022	% Change
	$	Per Share	$	(on $)
Net sales (GAAP)	$532.9		$485.9	10%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$66.9		$48.6	38%
Operating profit margin (GAAP)	12.6%		10.0%

Special items impacting operating profit:
Transaction related expenses	6.3		11.9
Repositioning related charges, net	1.4		4.9
Adjusted operating profit (Non-GAAP)	$74.6		$65.4	14%
Adjusted operating profit margin (Non-GAAP)	14.0%		13.5%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$49.4	$0.86
Transaction related expenses, net	3.1	0.05
Repositioning related charges, net	1.4	0.02
Impact of pension non-service costs	1.6	0.03
Tax effect of the Non-GAAP adjustments	(3.6)	(0.06)
Adjusted net income (Non-GAAP)	$51.9	$0.90

Adjusted EBITDA and Adjusted EBITDA Margin
Net income from continuing operations attributable to common shareholders (GAAP)	$49.4
Net income margin (GAAP)	9.3%

Adjustments to net income:
Interest expense, net	4.1
Income tax expense	14.7
Depreciation	8.9
Amortization	2.1
Miscellaneous income, net	(1.3)
Repositioning related charges, net	1.4
Transaction related expenses, net	3.1
Adjusted EBITDA (Non-GAAP)	$82.4
Adjusted EBITDA Margin (Non-GAAP)	15.5%

Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures
(in millions, except per share data)

	Twelve Months Ended December 31,
	2023		2022	% Change
	$	Per Share	$	(on $)
Net sales (GAAP)	$2,086.4		$2,035.0	3%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$283.8		$37.9	*
Operating profit margin (GAAP)	13.6%		1.9%

Special items impacting operating profit:
Loss on divestiture of asbestos-related assets and liabilities	—		162.4
Transaction related expenses	42.8		48.3
Repositioning related charges, net	3.5		8.7
Adjusted operating profit (Non-GAAP)	$330.1		$257.3	28%
Adjusted operating profit margin (Non-GAAP)	15.8%		12.6%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$203.8	$3.54
Transaction related expenses, net	39.6	0.69
Repositioning related charges, net	3.5	0.06
Impact of pension non-service costs	4.4	0.08
Interest expense on 364-Day Credit Agreement related to asbestos transaction	5.9	0.10
Tax effect of the Non-GAAP adjustments	(10.7)	(0.18)
Adjusted net income (Non-GAAP)	$246.5	$4.29

Adjusted EBITDA and Adjusted EBITDA Margin
Net income from continuing operations attributable to common shareholders (GAAP)	$203.8
Net income margin (GAAP)	9.8%

Adjustments to net income:
Interest expense, net	17.6
Income tax expense	63.2
Depreciation	33.0
Amortization	6.3
Miscellaneous income, net	(0.8)
Repositioning related charges, net	3.5
Transaction related expenses, net	39.6
Adjusted EBITDA (Non-GAAP)	$366.2
Adjusted EBITDA Margin (Non-GAAP)	17.6%

*Not meaningful
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended December 31, 2023	Aerospace & Electronics	Process Flow Technologies	Engineered Materials	Corporate	Total Company
Net sales	$212.8	$271.5	$48.6	$—	$532.9

Operating profit (GAAP)	$42.9	$43.4	$4.5	$(23.9)	$66.9
Operating profit margin (GAAP)	20.2%	16.0%	9.3%		12.6%

Special items impacting operating profit:
Transaction related expenses	—	1.3	—	5.0	6.3
Repositioning related charges, net	—	1.4	—	—	1.4
Adjusted operating profit (Non-GAAP)	$42.9	$46.1	$4.5	$(18.9)	$74.6
Adjusted operating profit margin (Non-GAAP)	20.2%	17.0%	9.3%		14.0%

Three Months Ended December 31, 2022
Net sales	$181.5	$252.0	$52.4	$—	$485.9

Operating profit (GAAP)	$35.9	$37.3	$5.8	$(30.4)	$48.6
Operating profit margin (GAAP)	19.8%	14.8%	11.0%		10.0%

Special items impacting operating profit:
Transaction related expenses	—	—	—	11.9	11.9
Repositioning related charges, net	1.5	3.3	0.4	(0.3)	4.9
Adjusted operating profit (Non-GAAP)	$37.4	$40.6	$6.2	$(18.8)	$65.4
Adjusted operating profit margin (Non-GAAP)	20.6%	16.1%	11.8%		13.5%
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(in millions)

Twelve Months Ended December 31, 2023	Aerospace & Electronics	Process Flow Technologies	Engineered Materials	Corporate	Total Company
Net sales	$789.3	$1,072.8	$224.3	$—	$2,086.4

Operating profit (GAAP)	$159.0	$208.5	$33.4	$(117.1)	$283.8
Operating profit margin (GAAP)	20.1%	19.4%	14.9%		13.6%

Special items impacting operating profit:
Transaction related expenses	—	1.3	—	41.5	42.8
Repositioning related charges, net	—	3.8	(0.3)	—	3.5
Adjusted operating profit (Non-GAAP)	$159.0	$213.6	$33.1	$(75.6)	$330.1
Adjusted operating profit margin (Non-GAAP)	20.1%	19.9%	14.8%		15.8%

Twelve Months Ended December 31, 2022
Net sales	$667.3	$1,109.4	$258.3	$—	$2,035.0

Operating profit (GAAP)	$120.3	$168.2	$32.6	$(283.2)	$37.9
Operating profit margin (GAAP)	18.0%	15.2%	12.6%		1.9%

Special items impacting operating profit:
Loss on divestiture of asbestos-related assets and liabilities	—	—	—	162.4	162.4
Transaction related expenses	—	4.2	3.6	40.5	48.3
Repositioning related charges (gains), net	1.5	7.0	0.5	(0.3)	8.7
Adjusted operating profit (Non-GAAP)	$121.8	$179.4	$36.7	$(80.6)	$257.3
Adjusted operating profit margin (Non-GAAP)	18.3%	16.2%	14.2%		12.6%
Totals may not sum due to rounding

CRANE COMPANY
Adjusted Free Cash Flow
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Cash Flow Items	2023	2022	2023	2022
Cash provided by (used for) operating activities from continuing operations	$159.7	$147.0	$193.6	$(461.5)
Less: Capital expenditures	(13.0)	(12.6)	(42.7)	(37.1)
Free cash flow	$146.7	$134.4	$150.9	$(498.6)
Adjustments:
Transaction-related expenses	$5.0	$11.9	$41.5	$48.3
Asbestos entity sale transaction	—	—	—	550.0
Adjusted free cash flow	$151.7	$146.3	$192.4	$99.7

Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for post-separation Crane Company, including Adjusted EPS, and Adjusted segment margin to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

•"Adjusted operating margin" is calculated as adjusted operating profit divided by sales. Adjusted operating profit is calculated as operating profit before Special Items which include transaction related expenses such as professional fees, and incremental costs related to the separation; and repositioning related charges. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EPS" is calculated as adjusted net income divided by diluted shares. Adjusted net income is calculated as net income adjusted for Special Items which include transaction related expenses such as professional fees, and incremental costs related to the separation; repositioning related charges; and, the impact of pension non-service costs. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: transaction related expenses and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: transaction related expenses and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as the impact of pension non-service costs. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EBITDA" adds back to net income: net interest expense, income tax expense, depreciation and amortization, miscellaneous income, net, and Special Items including transaction related expenses. "Adjusted EBITDA Margin" is calculated as adjusted EBITDA divided by net sales. We believe that adjusted EBITDA and adjusted EBITDA margin provide investors with an alternative metric that may be a meaningful indicator of our performance and provides useful information to investors regarding our financial conditions and results of operations that is complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to the separation transaction, acquisitions and the divestiture of asbestos-related assets and liabilities. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.